Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Artesian 401(k) Retirement Plan
Newark, Delaware

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-31209) of Artesian Resources Corporation of our report dated June 25, 2026, relating to the financial statements and supplemental schedule of Artesian 401(k) Retirement Plan which appear in this Form 11-K/A for the year ended December 31, 2025.

/s/ BDO USA, P.C.

Wilmington, Delaware
June 29, 2026